                                                                  Exhibit 23(ii)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Reliance Bancshares, Inc. of our report dated February 1, 2002, relating to the financial statements of First Reliance Bank, which appears in the Annual Report on Form 10-K of First Reliance Bank that was filed as an exhibit to the Registrant's current report on Form 8-K12g-3 dated April 1, 2002.


TOURVILLE, SIMPSON & CASKEY LLP

/s/ Tourville, Simpson & Caskey LLP
Columbia, South Carolina
October 2, 2002

                                       10